EXHIBIT 23.1


                 CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of our report dated February 6, 1995 appearing on page 51 of the Mattel, Inc. Annual Report to Shareholders which is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 28 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
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August 28, 1995
Los Angeles, California

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